UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2004

MICROSOFT CORPORATION

(Exact name of registrant as specified in charter)

Washington	0-14278	91-1144442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 882-8080

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

Attached as an exhibit to this report are Microsoft Corporation’s consolidated balance sheets as of June 30, 2003 and December 31, 2003, and the related consolidated statements of income, cash flows, and stockholders’ equity for the three and six months ended December 31, 2002 and 2003 formatted in XBRL (Extensible Business Reporting Language). These documents are presented for illustration purposes only. These are not the official publicly filed financial statements of Microsoft Corporation. No representation is made that the information presented is accurate or complete and they are not to be used for investment purposes.

The information in this report shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION (Registrant)

Date: February 6, 2004	By:	/s/ JOHN G. CONNORS
John G. Connors Senior Vice President; Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Microsoft Corporation’s consolidated balance sheets as of June 30, 2003 and December 31, 2003, and the related consolidated statements of income, cash flows, and stockholders’ equity for the three and six months ended December 31, 2002 and 2003 formatted in XBRL (Extensible Business Reporting Language)

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